EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. Bank National Association

(Exact name of trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Richard Prokosch

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3918
(Name, address and telephone number of agent for service)

KCS Energy, Inc.

(Issuer with respect to the Securities)

Delaware	22-2889587
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

KCS Resources, Inc

(Issuer with respect to the Securities)

Delaware	76-0413320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Medallion California Properties Company

(Issuer with respect to the Securities)

Texas	76-0267470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

KCS Energy Services, Inc.

(Issuer with respect to the Securities)

Delaware	76-0516389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Proliq, Inc.

(Issuer with respect to the Securities)

New Jersey	22-1516527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5555 San Felipe, Suite 1200 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

7 1/8% Senior Notes due 2012

(Title of the Indenture Securities)

FORM T-1

Item 1.	General Information. Furnish the following information as to the Trustee.

      a) Name and address of each examining or supervising authority to which it is subject.

           Comptroller of the Currency

           Washington, D.C.

      b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	List of Exhibits: List below all exhibits filed as a part of this statement of eligibility and qualification.

      1. A copy of the Articles of Association of the Trustee.*

      2. A copy of the certificate of authority of the Trustee to commence business.*

      3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

      4. A copy of the existing bylaws of the Trustee.*

      5. A copy of each Indenture referred to in Item 4. Not applicable.

      6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

      7. Report of Condition of the Trustee as of December 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

NOTE

      The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 27th day of May, 2004.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ RICHARD H. PROKOSCH

Richard H. Prokosch
Vice President

By:	/s/ BENJAMIN J. KRUEGER

Benjamin J. Krueger
Assistant Vice President

EXHIBIT 6

CONSENT

      In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ RICHARD H. PROKOSCH

Richard H. Prokosch
Vice President

By:	/s/ BENJAMIN J. KRUEGER

Benjamin J. Krueger
Assistant Vice President

Dated: May 27, 2004

EXHIBIT 7

U.S. BANK NATIONAL ASSOCIATION

STATEMENT OF FINANCIAL CONDITION

As of 12/31/2003

12/31/2003

($000’s)
ASSETS
Cash and Due From Depository Institutions	$8,631,361
Federal Reserve Stock	0
Securities	42,963,396
Federal Funds	2,585,353
Loans & Lease Financing Receivables	114,718,888
Fixed Assets	1,911,662
Intangible Assets	10,254,736
Other Assets	8,093,654

Total Assets	$189,159,050
LIABILITIES
Deposits	$128,249,183
Fed Funds	5,098,404
Treasury Demand Notes	3,585,132
Trading Liabilities	213,447
Other Borrowed Money	21,664,023
Acceptances	123,996
Subordinated Notes and Debentures	5,953,524
Other Liabilities	5,173,011

Total Liabilities	$170,060,720
Equity
Minority Interest in Subsidiaries	$1,002,595
Common and Preferred Stock	18,200
Surplus	11,677,397
Undivided Profits	6,400,138

Total Equity Capital	$19,098,330
Total Liabilities and Equity Capital	$189,159,050

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ RICHARD H. PROKOSCH

Richard H. Prokosch
Vice President

Date: May 27, 2004